Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated August 10, 2010 in this Annual Report on Form 10-K of API Technologies Corp. and subsidiaries for the year ended May 31, 2011 into the Company’s previously filed Registration Statements on Forms S-3 (File Nos. 333-140413, 333-136586, and 333-174398) and Forms S-8 (File Nos. 333-147075 and 333-173124).

/s/ WithumSmith+Brown, PC
New Brunswick, New Jersey
August 26, 2011